Exhibit 1.2

Up to 12,075,000 Shares

(Subject to increase up to 13,886,250 in shares

the event of an increase in the pro forma market

value of the Company’s Common Stock)

PONCE FINANCIAL GROUP, INC.

(a Maryland corporation)

Common Stock

(par value $0.01 per share)

FORM OF AGENCY AGREEMENT

November [ • ], 2021

Janney Montgomery Scott LLC

1475 Peachtree St NE,

Suite 800,

Atlanta, GA 30309

Ladies and Gentlemen:

Ponce Financial Group, Inc. (the “Company”), PDL Community Bancorp, a federal corporation (the “Mid-Tier Company”), Ponce Bank Mutual Holding Company, a federally chartered mutual holding company (the “MHC”) and Ponce Bank, a federally chartered stock savings bank (the “Bank”), hereby confirm their agreement with Janney Montgomery Scott LLC (“Janney” or the “Agent”) with respect to the offer and sale by the Company of up to 12,075,000 shares (subject to increase up to 13,886,250 shares) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The shares of Common Stock to be sold by the Company in the Offerings (as hereinafter defined) are hereinafter called the “Securities.”  It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan (as hereinafter defined), the term “Securities” shall mean such greater or lesser number, where applicable. The Company, the Mid-Tier Company, the Bank and the MHC are sometimes referred to herein as the “Ponce Parties.”

The Securities are being offered for sale in accordance with the Plan of Conversion and Reorganization (the “Plan”) adopted by the Boards of Directors of the Mid-Tier Company, the MHC and the Bank pursuant to which the MHC intends to convert from the mutual to the stock holding company form of organization pursuant to the following steps, or in any other manner that is consistent with the purposes of the Plan and applicable laws and regulations: (i) the establishment of the Company as a Maryland corporation subsidiary of the Mid-Tier Company; (ii) the merger of the MHC with and into the Mid-Tier Company with the Mid-Tier Company as the surviving entity (the “MHC Merger”); (iii) the merger of the Mid-Tier Company with and into the Company with the Company as the surviving entity (the “Mid-Tier Company Merger”); and (iv) the sale and exchange of Common Stock pursuant to the Plan and the regulations of the Board of Governors of the Federal Reserve System (the “FRB”). As a result of the Mid-Tier Company Merger, the Bank will become a wholly owned subsidiary of the Company. The outstanding shares of common stock of the Mid-Tier Company held by persons other than the MHC will be converted into Common Stock pursuant to an exchange ratio as defined in the Plan, which will result in the holders of such shares receiving and owning in the aggregate approximately (as adjusted for the MHC’s assets) the same percentage of the Common Stock to be outstanding upon the completion of the Conversion

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(as hereinafter defined) as the percentage of Mid-Tier Company common stock owned by them in the aggregate immediately prior to consummation of the Conversion before giving effect to (a) cash paid in lieu of any fractional interests of Common Stock and (b) any Securities purchased in the Offerings.

Pursuant to the Plan, the Company will offer to certain depositors of the Bank and to the Bank’s employee stock ownership plan (the “ESOP”) rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”). Securities that are not subscribed for in the Subscription Offering may be offered to certain members of the general public in a community offering (the “Community Offering”), with preference given to natural persons (including trusts of natural persons) residing in the New York counties of Bronx, New York, Queens and Kings and the New Jersey County of Hudson. The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the “Subscription and Community Offering,” may be commenced concurrently with, during or after the Subscription Offering. It is currently anticipated that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated offering (the “Syndicated Offering”); provided, however, that the Community Offering may be held concurrently with, during or after the Subscription Offering and the Syndicated Offering. The Subscription and Community Offering and the Syndicated Offering are hereinafter referred to collectively as the “Offerings.” The conversion and reorganization of the MHC from mutual to stock holding company form, the formation of the Company, the MHC Merger, the Mid-Tier Company Merger, the exchange of the Mid-Tier Company’s public shareholders’ shares for shares of Common Stock (the “Exchange Shares”), the acquisition of the capital stock of the Bank by the Company and the Offerings are referred to herein collectively as the “Conversion.” Pursuant to the Plan, as part of the Conversion, the Company intends to contribute up to 416,588 shares of Common Stock (the “Foundation Shares”) and $1.0 million in cash to the Ponce De Leon Foundation (the “Foundation”) (the Securities and the Foundation Shares may be referred to collectively as the “Conversion Shares”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-258394), including a related prospectus, for the registration of the sale of the Conversion Shares under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission promulgated under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”)), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated Offering, if any, which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering and, if necessary, will deliver copies of the Prospectus and a prospectus supplement for use in a Syndicated Offering, if any. Such Prospectus contains information with respect to the Ponce Parties and the Common Stock.

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a)The Ponce Parties jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i)The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Ponce Parties, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any information regarding the Ponce Parties contained in Sales Information (as such term is defined in Section 6(a) hereof) as of the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;  provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent or its counsel expressly for use in the Registration Statement or Prospectus which the Ponce Parties agree consists solely of the Agent Information (as hereinafter defined) described as such in Section 6(a) hereof.

(ii)At the time of filing the Registration Statement relating to the offering of the Securities and as of the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the Securities Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the Securities at the time it was required to be filed under Rule 433 of the Securities Act Regulations and, if not required to be filed, it has retained such free writing prospectus in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations and, if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities, the Company will file or retain such free writing prospectus as required by Rule 433 of the Securities Act Regulations.

(iii)As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included, nor will include, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Securities or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, it being understood and agreed that the only information furnished by the Agent consists of the Agent Information described in Section 6(a) hereof. As used in this paragraph and elsewhere in this Agreement:

1.“Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities.

2.“Statutory Prospectus”, as of any time, means the Prospectus relating to the Securities that is included in the Registration Statement relating to the Securities immediately prior to the relevant Applicable Time, including any document incorporated by reference therein.

3.“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the Securities Act Regulations, relating to the Securities. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act, without regard to Rule 172 or Rule 173 of the Securities Act Regulations.

4.“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Securities Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the Securities Act Regulations or otherwise, even though not required to be filed with the Commission.

6.“Permitted Free Writing Prospectus” means any free writing prospectus consented to by the Company and the Agent.

(iv)Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and sale of the Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offering of the Securities, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement relating to the offering of the Securities or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with the Agent Information furnished to the Company by the Agent expressly for use therein.

(v)The Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Agent for use in connection with the offer and sale of the Securities.

(vi)The Company has filed with the FRB an application on Form H-(e)1, and has filed such amendments thereto and supplemental materials as may have been required to the date hereof, for approval, pursuant to Section 10(e) of the Home Owners’ Loan Act, as amended (“HOLA”), and the regulations promulgated thereunder for the Company to become a savings and loan holding company with respect to the Bank (such application, as amended to date, if applicable, and from time to time amended or supplemented hereafter is hereinafter referred to as the “Holding Company Application”). The Company has received written notice from the FRB of its approval of the Holding Company Application, such approval remains in full force and effect, no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Ponce Parties, threatened by the FRB. At the date of such approval and at the Closing Time referred to in Section 2 hereof, the Holding Company Application complied and will comply in all material respects with the applicable provisions of the HOLA and the regulations promulgated thereunder and the Holding Company Application is truthful and accurate in all material respects.

(vii)Pursuant to the rules and regulations of the FRB (the “FRB Regulations”), the MHC has filed with the FRB an Application for Approval of Conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the “Conversion Application”). The Offerings and the Plan have been duly adopted by the Boards of Directors of the MHC, the Mid-Tier Company and the Bank and such adoption has not since been rescinded or revoked. The Conversion Application has been approved by the FRB, and such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Ponce Parties, threatened by the FRB.  To the knowledge of the Ponce Parties, no person has sought to obtain review of the final action of the FRB, in approving the Plan of Conversion and Reorganization, or in not objecting thereto, or in approving the Conversion Application.  At the date of such approval and at the Closing Time referred to in Section 2 hereof, the Conversion Application complied and will comply in all material respects with the applicable provisions of the FRB Regulations and the Conversion Application is truthful and accurate in all material respects.

(viii)At the time of their use, the proxy statement for the solicitation of proxies from MHC members for the special meeting to approve the Plan (the “Members’ Proxy Statement”), the proxy statement/prospectus for the solicitation of proxies from shareholders of the Mid-Tier Company for the special meeting at which shareholders will vote on a proposal to approve the Plan (the “Shareholders’ Proxy Statement”) and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the FRB Regulations and the applicable rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as from time to time amended or supplemented pursuant to the Exchange Act or otherwise (the “Exchange Act Regulations”) (the Securities Act Regulations and the Exchange Act Regulations are collectively referred to herein as the “Commission Regulations”), and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Ponce Parties will promptly file the Prospectus and any Sales Information with the Commission and the FRB. The Prospectus and Sales Information, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, complied and will comply in all material respects with the applicable requirements of the FRB Regulations and the Commission Regulations and, at or prior to the time of their first use, will have received all required authorizations of the FRB and Commission for use in final form.  No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus and any Sales Information that has not been obtained and a copy of which has been delivered to the Agent.  The Ponce Parties have not distributed any offering material in connection with the Offerings except for the Prospectus and any Sales Information that has been filed with the Registration Statement and the Conversion Application and authorized for use by the SEC and the FRB.  The information contained in the Sales Information filed as an exhibit to both the Registration Statement and the Conversion Application does not conflict in any material respect with information contained in the Registration Statement and the Prospectus.

(ix)None of the Commission, the FRB, or any state securities “Blue Sky” authority has, as applicable, by order or otherwise, prevented or suspended the use of the Members’ Proxy Statement, the Shareholders’ Proxy Statement, the Prospectus or any Sales Information authorized by the Ponce Parties for use in connection with the Offerings, and no proceedings for such purposes are pending or, to the knowledge of the Ponce Parties, threatened.

(x)At the Closing Time referred to in Section 2 hereof, the Company, the Mid-Tier Company, the Bank and the MHC will have completed the conditions precedent to the Conversion in accordance with the Plan, the FRB Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Ponce Parties by the FRB or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Reorganization or which have been waived thereby. The Reorganization, the Offerings and other transactions contemplated hereby do not and will not require any consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus.

(xi)RP Financial, LC. (the “Appraiser”), which prepared the valuation of the Company as part of the Conversion, has advised the Ponce Parties in writing that it satisfies all requirements for an appraiser set forth in the FRB Regulations and any interpretations or guidelines issued by the FRB or its staff with respect thereto and that it has not been advised by the FRB that it is not so qualified to prepare such valuation.

(xii)Mazars USA, LLP (“Mazars”), the accountants who audited the consolidated financial statements included in the Registration Statement, has advised the Company, the Mid-Tier Company, the Bank and the MHC in writing that they are independent public accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants (the “AICPA”), that they are registered with the Public Company Accounting Oversight Board (“PCAOB”) and such accountants are, with respect to the Company, the Mid-Tier Company and the Bank, independent certified public accountants as required by the Securities Act, the Securities Act Regulations and the MHC Regulations.

(xiii)The only direct subsidiaries of the Mid-Tier Company are the Bank and Mortgage World Bankers, Inc. and the only direct subsidiaries of the Bank are Ponce De Leon Mortgage Corporation and PFS, Service, Inc. (collectively the “Subsidiaries”). Except for the Subsidiaries, none of the Ponce Parties directly or indirectly, controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Conversion, the only direct subsidiaries of the Company will be the Bank and Mortgage World Bankers, Inc. and the only direct subsidiaries of the Bank will be Ponce De Leon Mortgage Corporation and PFS, Services, Inc. Except for the Subsidiaries and except as set forth in the Prospectus, none of the Ponce Parties directly or indirectly controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Conversion, Company will not conduct any business initially other than indirectly through the Bank and Mortgage World Bankers, Inc.

(xiv)The consolidated financial statements and the related notes thereto included in the Registration Statement, the Prospectus and the General Disclosure Package present fairly the financial position of the Mid-Tier Company and the Bank at the dates indicated and the results of operations, comprehensive income, changes in stockholders’ equity and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the FRB Regulations; except as otherwise stated in the Registration Statement, the Prospectus and the General Disclosure Package, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis and present fairly the information required to be stated therein except as noted therein. The other financial, statistical and pro forma information and related notes included in the Prospectus and the General Disclosure Package present fairly the information shown therein on a basis consistent with the audited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(xv)Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein: (A) there has been no material adverse change in the financial condition, results of operations, business affairs, management or prospects of the Company, the Mid-Tier Company, the Bank and the MHC and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (“Material Adverse Effect”), (B) except for transactions specifically referred to or contemplated in the Registration Statement, the Prospectus and the General Disclosure Package, there have been no transactions entered into by the Company, the Mid-Tier Company, the Bank, the MHC or the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Mid-Tier Company, the Bank and the MHC and the Subsidiaries, (C) the capitalization, liabilities, assets, properties and business of the Company, the Mid-Tier Company, the Bank and the MHC conform in all material respects to the descriptions contained in the Prospectus and the General Disclosure Package and none of the Company, the Mid-Tier Company, the Bank, the MHC or the Subsidiaries has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package and (D) none of the Company, the Mid-Tier Company, the Bank, the MHC or the Subsidiaries has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus and the General Disclosure Package.

(xvi)The Company has been duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Prospectus and General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; the Company is qualified to transact business in the State of Maryland and at or prior to the Closing Time, the Company will be duly qualified to transact business and in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. Following the completion of the Conversion, the Company will be a registered savings and loan holding company under HOLA.

(xvii)Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus and the General Disclosure Package under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and the General Disclosure Package); except for any shares issued in connection with the Company’s organization as a subsidiary of the Mid-Tier Company, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2 hereof; at the time of the Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; the Exchange Shares will have been duly authorized for issuance and, when issued, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the other capital stock of the Company conform in all material respects to all statements relating thereto contained in the Prospectus and the General Disclosure Package; the certificates and/or book entries, as applicable, representing the shares of Common

Stock will conform in all material respects to the requirements of applicable law and regulations; and the issuance of the Conversion Shares and the Exchange Shares is not subject to preemptive or other similar rights except for subscription rights granted under the Plan in accordance with FRB Regulations. The Foundation Shares have been duly and validly authorized for issuance and, when issued by the Company to the Foundation pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable; upon issuance of the Foundation Shares, good title to the Foundation Shares will be transferred from the Company to the Foundation, subject to such claims as may be asserted against the Foundation by third-party claimants.

(xviii)Each of the Mid-Tier Company, the Bank and the MHC is duly qualified to transact business and is in good standing under the laws of its jurisdiction of organization and in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

(xix)The MHC has no capital stock. All holders of the savings, demand or other authorized accounts of the Bank are members of the MHC. The MHC has been duly chartered and is validly existing as a mutual holding company under the laws of the United States of America with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

(xx)The Mid-Tier Company has been duly organized and is validly existing as a federally chartered mid-tier holding company in stock form, with full corporate power and authority to own, lease and operate its property and to conduct is business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

(xxi)The Bank has been duly organized and is validly existing as a federally chartered savings bank in stock form with full corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby.

(xxii)The Ponce Parties and the Subsidiaries have each obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Conversion Application and as described in the Prospectus and the General Disclosure Package, except where the failure to obtain such licenses, permits or other governmental authorizations would not singly or in the aggregate have a Material Adverse Effect. All such licenses, permits and other governmental authorizations are (or with respect to the Company, at the Closing Time will be), in full force and effect and the Ponce Parties and the Subsidiaries are (or with respect to the Company, will be), in all material respects in compliance therewith. None of the Ponce Parties nor any Subsidiary has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

(xxiii)Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether  by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; the activities of each Subsidiary are permitted to subsidiaries of a federally-

chartered stock savings bank by the rules, regulations and practices of the OCC, the FRB, and the New York State Department of Financial Services; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Mid-Tier Company or the Bank, as applicable, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of or other equity interests in any Subsidiary. No Ponce Party owns equity securities or any equity interest in any other business enterprise except as otherwise described in the Registration Statement and Prospectus or as are immaterial in amount and are not required to be described in the Registration Statement and the Prospectus.

(xxiv)The Bank is a member in good standing of the Federal Home Loan Bank of New York; the deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to the applicable limits and upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Plan and the FRB Regulations. The Bank is a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(xxv)The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). No shares of Common Stock and no shares of Company Preferred Stock have been or will be issued and outstanding prior to the Closing Time. The authorized capital stock of the Mid-Tier Company consists of 50,000,000 shares of common stock, par value $0.01 per share (the “Mid-Tier Company Common Stock”), and 10,000,000 shares of preferred stock (the “Mid-Tier Company Preferred Stock”), of which [ • ] shares of Mid-Tier Company Common Stock and no shares of Mid-Tier Company Preferred Stock are issued and outstanding as of the date hereof. The authorized capital stock of the Bank consists of 50,000,000 shares of common stock, par value $0.01 per share (the “Bank Common Stock”) and 10,000,000 shares of preferred stock, par value $0.01 per share (the “Bank Preferred Stock’), of which [ • ] shares of Bank Common Stock is issued and outstanding all of which are owned beneficially and of record by the Mid-Tier Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and no shares of Bank Preferred Stock are issued and outstanding as of the date hereof. Except as described in the Prospectus and the General Disclosure Package, there are no warrants, options, restricted stock awards or outstanding rights to acquire any shares of Mid-Tier Company Common Stock or Bank Common Stock. No additional shares of Common Stock, Mid-Tier Company Common Stock or Bank Common Stock, and no shares of Company Preferred Stock, Mid-Tier Company Preferred Stock or Bank Preferred Stock, will be issued prior to the Closing Time except for shares of Mid-Tier Company Common Stock that may be issued upon the exercise of options or the vesting of restricted stock awards granted under the Mid-Tier Company’s 2018 Long-Term Incentive Plan (the “Equity Incentive Plan”), as described in the Prospectus and the General Disclosure Package. The issued and outstanding shares of Common Stock, Mid-Tier Company Common Stock and Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The MHC owns 9,545,388 shares of Mid-Tier Company Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The terms and provisions of the Mid-Tier Company Common Stock conform to all statements relating thereto contained in the Prospectus and the General Disclosure Package. The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration described in the Plan and in the Prospectus and the General Disclosure Package, will be duly and validly issued and fully paid and nonassessable, and, except as described in the Prospectus and the General Disclosure Package, all such Bank Common Stock will be owned beneficially and of record by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations. The issuance of the Bank Common Stock is not subject to preemptive or similar rights and there are no other warrants, options or rights of any kind to acquire additional shares of Bank Common Stock or Bank Preferred Stock.

(xxvi)Each of the Ponce Parties has all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Securities to be sold by the Company as provided herein and to contribute the Foundation Shares to the Foundation by the Company and as described in the Prospectus, subject to approval or confirmation by the FRB of the final Appraisal as may be required.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of each of the Ponce Parties.  This Agreement has been validly executed and delivered by each of the Ponce Parties and, assuming due execution and delivery by the Agent, is the valid, legal and binding agreement of each of the Ponce Parties enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 6 and 7 hereof may be unenforceable as against public policy or pursuant to applicable Federal law and the rules and regulations of the FRB).

(xxvii)Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Ponce Parties or the Subsidiaries will have (A) except as otherwise set forth herein, issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus and the General Disclosure Package or (B) entered into any transaction or series of transactions which is material in light of the business of the Ponce Parties or the Subsidiaries, considered as one enterprise, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business consistent with past practice.

(xxviii)No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement, the issuance of the Securities, the Exchange Shares and the Foundation Shares or the consummation of the Conversion that has not been obtained or will be obtained prior to the Closing Time and a copy of which has been delivered to the Agent, except as may be required under the “blue sky” or state securities laws of various jurisdictions.

(xxix)None of the Ponce Parties or the Subsidiaries is or at the Closing Time will be in violation of their respective articles of incorporation, charters or bylaws; and none of the Ponce Parties or the Subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Ponce Parties or the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Ponce Parties or the Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and there are no contracts or documents of the Ponce Parties or the Subsidiaries that are required to be filed as exhibits to the Registration Statement, the Conversion Application or the Holding Company Application that have not been so filed or described.

(xxx)The Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Company, the Mid-Tier Company, the Bank and the MHC and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Mid-Tier Company, the Bank, the MHC or the Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Mid-Tier Company, the Bank, the MHC or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank, the MHC or the Subsidiaries is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; nor will such action result in any violation of the provisions of the respective articles of incorporation, charter or bylaws of the Ponce Parties or the Subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

(xxxi)No labor dispute with the employees of the Company, the Mid-Tier Company, the Bank, the MHC or the Subsidiaries exists or, to the knowledge of the Ponce Parties or any Subsidiary, is imminent or threatened; and the Company, Mid-Tier Company, the Bank, the MHC and the Subsidiaries are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that might be expected to result in any Material Adverse Effect.

(xxxii)Each of the Ponce Parties and the Subsidiaries has good and marketable title to all properties and assets owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, charges, encumbrances or restrictions, except such as are described in the Prospectus and the General Disclosure Package, and all of the leases and subleases material to the business of the Ponce Parties or the Subsidiaries under which the Ponce Parties or the Subsidiaries hold properties, including those described in the Prospectus and the General Disclosure Package, are valid and binding agreements of the Ponce Parties or the Subsidiaries, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or similar laws and availability of equitable remedies.

(xxxiii)Each of the Ponce Parties and the Subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Ponce Parties and the Subsidiaries conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Ponce Parties and the Subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Ponce Parties and the Subsidiaries, the Intellectual Property of the Ponce Parties and the Subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(xxxiv)The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) of the Company, the Mid-Tier Company, the Bank and the MHC are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, the Mid-Tier Company, the Bank and the MHC as currently conducted and, to the knowledge of the Company, the Mid-Tier Company, the Bank and the MHC, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not have a Material Adverse Effect. The Company, the Mid-Tier Company, the Bank and the MHC have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company, the Mid-Tier Company, the Bank and the MHC are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xxxv)None of the Ponce Parties or the Subsidiaries is in violation of any order or directive from the FRB, the OCC, the FDIC, the Commission, the New York State Department of Financial Services (“NYSDFS”) or any regulatory authority to make any material change in the method of conducting its respective  businesses; the Ponce Parties and the Subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the FRB, the OCC, the FDIC, the NYSDFS and the Commission). None of the Ponce Parties or the Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies (including concentration policies), their management or their business (each, a “Regulatory Agreement”), nor have the Ponce Parties or the Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Ponce Parties or any Subsidiary that, in the reasonable judgment of the Company, the Mid-Tier Company, the Bank or the MHC, is expected to result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the Conversion or the performance of this Agreement. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions, any Subsidiary or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Ponce Parties or the Subsidiaries.

(xxxvi)There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Ponce Parties or the Subsidiaries, threatened, against or affecting the Ponce Parties or the Subsidiaries that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in any Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof, the performance of this Agreement or the consummation of the Conversion; all pending legal or governmental proceedings to which the Ponce Parties or any Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their business, are considered in the aggregate not material.

(xxxvii) The Company, the Mid-Tier Company, the Bank and the MHC have obtained an opinion of its counsel, Locke Lord LLP, with respect to the (i) legality of the Conversion Shares and the Exchange Shares to be issued and (ii), and an opinion of Crowe LLP with respect to the federal income tax consequences of the Conversion and the Maryland and New York state tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus and the General Disclosure Package; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and none of the Ponce Parties has taken or will take any action inconsistent therewith.

(xxxviii)Neither the Company nor the Bank is and, upon completion of the Conversion and the Offerings and sale of the Securities and the application of the net proceeds therefrom, will be, required to be registered under the Investment Company Act of 1940, as amended.

(xxxix)All of the loans represented as assets on the most recent consolidated financial statements or selected financial information of the Mid-Tier Company and on the consolidated financial statements included in the Prospectus and the General Disclosure Package meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a Material Adverse Effect.

(xl)With the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase Securities in an amount up to 8.00% of the Common Stock that will be sold in the Offerings, none of the Ponce Parties or, to the knowledge of the Ponce Parties, their employees has made any payment of funds of the Company, the Mid-Tier Company, the Bank or the MHC as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xli)Each of the Ponce Parties and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xlii)The Ponce Parties and the Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs and is in compliance in all material respects with the requirements of the USA PATRIOT Act and all applicable regulations promulgated thereunder and any other applicable money laundering or similar or related laws and any related rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency or regulatory authority. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the knowledge of the Ponce Parties, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder and any other applicable money laundering or similar or related laws and any related rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency or regulatory authority.

(xliii)None of the Ponce Parties or any Subsidiary, nor any properties owned or operated by the Ponce Parties or any Subsidiary, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not result in a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the Mid-Tier Company, the Bank or the MHC threatened, relating to the liability of any property owned or operated by the Company, the Mid-Tier Company, the Bank or the MHC under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

(xliv)The Company, the Mid-Tier Company, the Bank and each Subsidiary have timely filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. No tax deficiency has been asserted or to the knowledge of the Ponce Parties, could be asserted against the Company, the Mid-Tier Company, the Bank, the MHC or the Subsidiaries.

(xlv)The Company has submitted or will have submitted prior to Closing all notices required to consummate the Conversion and to have the Securities and the Exchange Shares listed on the Nasdaq Capital Market effective as of the Closing Time referred to in Section 2 hereof.

(xlvi)At or prior to the Closing Time, the Company will have filed a Form 8-A for the Securities and the Exchange Shares to be registered under Section 12(b) of the Exchange Act (the “Exchange Act Registration Statement”).

(xlvii)There are no affiliations or associations (as such terms are defined by the Financial Industry Regulatory Authority (“FINRA”)), direct or indirect, between any member of FINRA and any of the Company’s, the Mid-Tier Company’s, the Bank’s or the MHC’s officers or directors. None of the Ponce Parties has: (i) issued any securities within the last 18 months (except for notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus and the General Disclosure Package); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the FINRA, or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial management consulting agreement except as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Company, the Mid-Tier Company, the Bank and the MHC in connection with the Offerings, and no person is being compensated in any manner for such services.

(xlviii)Each of the Mid-Tier Company, the Bank, the MHC and the Subsidiaries carries, or is covered by, and the Company will carry, or be covered by, prior to Closing, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries.

(xlix)None of the Ponce Parties have relied on the Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(l)The records of eligible account holders, supplemental eligible account holders, and other depositor and borrower members are accurate and complete in all material respects; as of the date established to determine those members of the MHC entitled to vote at the special meeting of members.

(li)The Company, the Mid-Tier Company, the Bank, the MHC and each Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Mid-Tier Company, the Bank, the MHC or any Subsidiary, respectively, would have any liability; none of the Company, the Mid-Tier Company, the Bank, the MHC or any Subsidiary has incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, the Mid-Tier Company, the Bank and the MHC would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(lii)The Mid-Tier Company is and at the Closing Time the Company will be in compliance with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder, and the Nasdaq corporate governance rules applicable to the Company or the Mid-Tier Company, as applicable, and the Company will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act and the Nasdaq corporate governance rules that will become effective in the future upon their effectiveness.

(liii)No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.  Any statistical and market related data contained in any Issuer-Represented Free Writing Prospectus, the Prospectus and the Registration Statement are based on or derived from sources which the Company, the Mid-Tier Company, the Bank and the MHC believe were reliable and accurate at the time they were filed with the Commission.

(liv)All of the information, as may have been updated or amended, provided to the Agent or to counsel for the Agent by the Company, the Mid-Tier Company, the Mid-Tier Company, the Bank and the MHC and their respective officers and directors and, to the Company’s, the Mid-Tier Company’s, the Bank’s and the MHC’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules 5110 and 5121 is true, complete and correct.

(lv)None of the Company, the Mid-Tier Company the Bank or the MHC nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.  For purposes of this subsection, “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company or the Mid-Tier Company.

(lvi)Neither the Company, the Mid-Tier Company, the Bank or the MHC nor any director, officer, employee or, to the knowledge of the Company, the Bank or the MHC, after due inquiry, agent or affiliate thereof is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or relevant sanctioning authority; (b) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and (c) the Company will not, directly or indirectly, use the proceeds of the Offerings, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC or relevant sanctioning authority.

(lvii)Neither the Company, Mid-Tier Company, the Bank or the MHC nor any director, officer or employee of the Company, the Mid-Tier Company, the Bank or the MHC nor, to the knowledge of the Company, the Mid-Tier Company, the Bank or the MHC, any agent, affiliate or other person associated with or acting on behalf of the Company, the Mid-Tier Company, the Bank or the MHC has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Bank has instituted, maintains and enforces, and the Company and the Bank will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(lviii)The Mid-Tier Company has established and maintains and the Company has established or will establish and maintain prior to the Closing Time disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act), that (i) are designed to ensure that material information relating to the Company and the Mid-Tier Company, including the Bank and the Subsidiaries, is made known to each of the Company’s and the Mid-Tier Company’s principal executive officer and its principal financial officer by others within those entities, (ii) have been (or will be) evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s annual or quarterly report filed with the Commission subsequent to the Closing Time and (iii) are effective in all material respects to perform the functions for which they were established. There (i) are no significant deficiencies in the design or operation of internal controls that could adversely affect the Mid-Tier Company’s ability to record, process, summarize, and report financial data and/or (ii) has not been any fraud, whether or not material, that involves management or other employees who have a role in the Mid-Tier Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no material changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies, material weaknesses or fraud.

(lix)Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(A)The Mid-Tier Company and the Bank have complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Mid-Tier Company or the Bank satisfied, (i) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Mid-Tier Company or the Bank  and any Agency, Loan Investor or Insurer (as such terms are hereinafter defined), (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(B)No Agency, Loan Investor or Insurer has (i) claimed in writing that the Mid-Tier Company or the Bank has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Mid-Tier Company or the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the Mid-Tier Company or the Bank or (iii) indicated in writing to the Company or the Bank that it has terminated or intends to terminate its relationship with the Mid-Tier Company or the Bank for poor performance, poor loan quality or concern with respect to the Mid-Tier Company’s or the Bank’s compliance with laws.

For purposes of hereof (X) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal National Mortgage Association, the U.S. Department of Veterans’ Affairs, the Rural Development Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Mid-Tier Company or the Bank or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (Y) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Mid-Tier Company or the Bank or a security backed by or representing an interest in any such mortgage loan; and (Z) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Mid-Tier Company or the Bank, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(lx)Except as described in the Prospectus and the General Disclosure Package and as described in Disclosure Schedule Section 6(lx), there are no contractual encumbrances or contractual restrictions or regulatory restrictions on the ability (i) of the Company, the Mid-Tier Company or the Bank to pay dividends or to make any other distributions on the Company’s, the Mid-Tier Company’s or the Bank’s capital stock or (ii) of the Company, the Mid-Tier Company or the Bank (A) to pay any indebtedness owed by the Company, the Mid-Tier Company or the Bank, (B) to make any loans or advances to, or investments in, the Company, the Mid-Tier Company or the Bank, subject to applicable law and regulation, or (C) to transfer any of its property or assets to the Company, Mid-Tier Company or the Bank.

(lxi)The Bank has, in all material respects, properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law and regulations. Neither the Bank nor any director, officer or employee of the Bank has, to its knowledge, committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

(lxii)From the time of submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act. None of the Company, the Mid-Tier Company, the Bank or the MHC (i) has alone engaged in any Testing-the-Waters Communications or (ii) authorized anyone (including the Agent) to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of Securities Act or Rule 163B of the Securities Act Regulations.

(b)Any certificate signed by any officer of the Company, the Mid-Tier Company, the Bank or the MHC and delivered to the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the Mid-Tier Company, the Bank or the MHC to the Agent and, for purposes of the opinions to be delivered to the Agent pursuant to Sections 5(b)(1) and 5(b)(2) hereof, to the counsel for the Company and the Agent as to matters covered thereby.

SECTION 2. APPOINTMENT OF AGENT; SALE AND DELIVERY OF THE SECURITIES; CLOSING.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Janney (i) as its exclusive marketing agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for the Securities, in the Subscription Offering and the Community Offering and (ii) as sole book-running manager in connection with the solicitation of purchase orders for the Securities in the Syndicated Offering, if applicable. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Janney accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders.

The services to be rendered by Janney pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of the Plan; (ii) reviewing with the Board of Directors the financial impact of the Offerings on the Company, based upon the Appraiser’s appraisal of the Common Stock; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company, the Mid-Tier Company, the Bank, the MHC and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting the Company’s and the Bank’s management in scheduling and preparing for meetings with potential investors and/or other broker-dealers in connection with the Offerings, and (vi) providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the Offerings.

The appointment of the Agent hereunder shall terminate upon the earlier to occur of (i) forty-five (45) days after the last day of the Subscription Offering and, if held, the Community Offering, unless the Company and the Agent agree in writing to extend such period and the FRB agrees to extend the period of time in which the Securities may be sold, or (ii) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (iii) the completion of the Syndicated Offering, if applicable.

If any of the Securities remain available after the expiration of the Subscription Offering and, if held, the Community Offering, at the request of the Company and the Bank, the Agent will seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis in a Syndicated Offering. Janney will serve as sole book-running manager of any Syndicated Offering. The Agent will endeavor to distribute the Securities among the Selected Dealers in a fashion that best meets the distribution objectives of the Company and the Bank and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall the Agent be obligated to act as a Selected Dealer or to take or purchase any Securities.

In the event the Company is unable to sell at least the total minimum amount of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund promptly to any persons who have subscribed for any of the Securities the full amount that it may have received from them, together with interest as provided in the Prospectus and the General Disclosure Package, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the Bank and the MHC as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for promptly placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made by the Company prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the total minimum amount of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities or statements reflecting book entry ownership of such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Locke Lord LLP, at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. Certificates or statements reflecting book-entry ownership of Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates or statements reflecting book-entry ownership of Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 24 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Securities.

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive:

(a)A non-refundable management fee of $50,000 (the “Management Fee”), all of which has been paid prior to the date hereof;

(b)as compensation for its marketing agent services in the Subscription and Community Offering, a fee of one percent (1.00%) of the aggregate purchase price of the Securities sold in the Subscription and Community Offering (the “Success Fee”), excluding in each case shares purchased by any (i) employee benefit plan or trust of the Company or the Bank established for the benefit of their respective directors, officers and employees, (ii) charitable foundation established by the Company (or any shares contributed to such charitable foundation), and (iii) director, officer or employee of the Company or members of their immediate families, (whether directly or through a personal trust) which term shall mean parents, spouse, children and grandchildren; the Success Fee due hereunder will be reduced by the Management Fee; and

(c)with respect to any Securities sold in the Syndicated Offering, an aggregate fee of six percent (6.00%) of the aggregate purchase price of Securities sold in the Syndicated Offering.

(d)A cash fee in the amount of $50,000 (the "Services Fee"), $5,000 of which has been earned in full and paid prior to the date hereof, in connection with Janney's provision of services as records agent pursuant to the Engagement Letter. The balance of the Services Fee shall be due and payable immediately upon the mailing of the Subscription Offering documents.  Any material changes in the FRB Regulations or the Plan, or delays requiring duplicate or replacement processing due to changes to record dates, may result in additional fees not to exceed $10,000.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Offering is terminated by the Company, no fee shall be payable by the Company to the Agent; provided, however, that the Company shall reimburse the Agent in accordance with the provisions of Section 4 hereof for all of its reasonable out-of-pocket expenses up to $15,000 and for its attorney’s fees and expenses up to $125,000, for a total maximum of $140,000. These expenses may be increased by an additional amount not to exceed $25,000 by mutual consent, including in the event of a material delay of the Offerings which would require an update of the financial information in tabular form to reflect a period later than set forth in the original filing of the Prospectus. In addition, the Company shall be obligated to pay the other fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

Except as otherwise stated above, all fees payable to the Agent hereunder shall be payable in immediately available funds by wire transfer at the Closing Time, or upon the termination of this Agreement, as the case may be.

SECTION 3. COVENANTS OF THE COMPANY, THE MID-TIER COMPANY, THE BANK AND THE MHC. The Company, the Mid-Tier Company, the Bank and the MHC jointly and severally covenant with the Agent as follows:

(a)The Company, the Mid-Tier Company, the Bank and the MHC will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application, the Holding Company Application, the Members’ Proxy Statement and the Shareholders’ Proxy Statement as may hereafter be required by the Commission Regulations or the FRB Regulations or as may hereafter be reasonably requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Offering, the Company, the Mid-Tier Company, the Bank and the MHC will (i) promptly prepare and file with the Commission, if required, a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution, including the Syndicated Offering, if any, and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the Mid-Tier Company, the Bank and the MHC will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application or the Holding Company Application, (ii) of the receipt of any comments from the FRB or the Commission or any other governmental entity with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the FRB for any amendment to the Registration Statement, the Conversion Application, the Holding Company Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the FRB, its approvals or non-objections, as applicable, of the Conversion Application, the Holding Company Application or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission or the FRB of an order suspending the Offerings or the use of the Prospectus or any Issuer-Represented Free Writing Prospectus or the initiation or threatened initiation of such proceedings, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vii) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the Mid-Tier Company, the Bank and the MHC will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)The Company represents and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an Issuer-Represented Free Writing Prospectus or that would constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. The Company represents that it has and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any

Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act without regard to Rule 172 or 173 of the Securities Act Regulations. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus materially conflicted or would materially conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Agent so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein.

(c)The Company, the Mid-Tier Company, the Bank and the MHC will give the Agent notice of their intention to file or prepare any amendment to the Conversion Application, the Holding Company Application or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use in connection with any Syndicated Offering that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

(d)The Company, the Mid-Tier Company, the Bank and the MHC will deliver to the Agent as many signed copies and as many conformed copies of the Holding Company Application, the Conversion Applications and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(e)During the period when the Prospectus is required to be delivered, the Company, the Mid-Tier Holding Company, the Bank and the MHC will comply, at their own expense, with all requirements imposed upon them by the FRB, by the applicable FRB Regulations, as from time to time in force, and by the Nasdaq Stock Market, the Securities Act, the Securities Act Regulations, the Exchange Act, and the Exchange Act Regulations, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(f)If any event or circumstance shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agent, to amend or supplement the Registration Statement or Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if it is necessary to amend or supplement the Prospectus to comply with applicable law and regulation, the Company, the Mid-Tier Company, the Bank and the MHC will forthwith amend or supplement the Registration Statement or Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or so the Prospectus will comply with applicable law and regulation, and the Company, the Mid-Tier Company, the Bank and the MHC will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the Mid-Tier Company, the Bank and the MHC will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(g)The Company, the Mid-Tier Company, the Bank and the MHC will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the FRB Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the Company, the Mid-Tier Company, the Bank or the MHC shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the Mid-Tier Company, the Bank and the MHC will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(h)The Company authorizes the Agent and any Selected Dealer to act as agents of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(i)The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(j)During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its shareholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail. In addition, the Company will use its reasonable best efforts to make public such annual report and quarterly consolidated summary financial information through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to shareholders of the Company.

(k)During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to shareholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

(l)The Company, the Mid-Tier Company, the Bank and the MHC will (i) use their best efforts to complete the conditions precedent to the Offerings and the Conversion in accordance with the Plan, the applicable FRB Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Reorganization and the Offerings imposed upon the Company, the Mid-Tier Company, the Bank or the MHC by the Commission, the FRB or any other regulatory authority or state securities (blue sky) authority, and to comply with those which the regulatory authority permits to be completed after the Conversion and the Offerings; and (ii) conduct the Conversion and the Offerings in the manner described in the Prospectus and in accordance with the Plan, the FRB Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and the Offerings imposed upon the Company, the Mid-Tier Company, the Bank and the MHC by the Commission, the FRB or any other regulatory or blue sky authority.

(m)The Company, the Mid-Tier Company, the Bank and the MHC will comply, at their own expense, with all requirements imposed by the Commission, the FRB and the Nasdaq Stock Market or pursuant to the applicable Commission Regulations, FRB Regulations and Nasdaq Stock Market requirements as from time to time in force.

(n)The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Conversion and/or the Offerings.

(o)Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus and the General Disclosure Package under “How We Intend to Use the Proceeds from the Offering.”

(p)The Company will report the use of proceeds from the Offerings on its first periodic report following the Closing Time filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(q)The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will comply in all material respects with its filing obligations under the Exchange Act. For three years, the Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Stock Market and, once listed on the Nasdaq Stock Market, the Company will comply with all applicable listing standards required by the Nasdaq Stock Market.

(r)The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with FINRA Rules 5130 and 5131.

(s)Other than in connection with any employee benefit plan or arrangement described in the Prospectus and the General Disclosure Package, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Conversion Shares or the Exchange Shares for a period of 90 days following the Closing Time.

(t)During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Sections 6 or 7 hereof, respectively, made prior to the third anniversary of the Closing Time, none of the Company, the Mid-Tier Company, the Bank or the MHC shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Common Stock or the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase securities in an amount up to 8.00% of the Common Stock that is sold in the Offerings and to refinance or restructure the existing loan to the ESOP.

(u)The Company, the Mid-Tier Company, the Bank and the MHC will comply with the conditions imposed by or agreed to with the FRB in connection with its approval of the Holding Company Application and the Conversion Application.

(v)The Company shall not deliver the Securities or the Exchange Shares until the Company, the Mid-Tier Company, the Bank and the MHC have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

(w)The Company, the Mid-Tier Company or the Bank will furnish to the Agent as early as practicable prior to the Closing Time, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Mid-Tier Company, which have been read by Mazars, as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(x)During the period in which the Prospectus is required to be delivered, each of the Company, the Mid-Tier Company, the Bank and the MHC will conduct its respective business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the FRB, the OCC, the FDIC and the Nasdaq Stock Market.

(y)None of the Company, the Mid-Tier Company, the Bank or the MHC will amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the consent of the Agent.

(z)The Company, the Mid-Tier Company, the Bank and the MHC will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business consistent with past practice, except as contemplated by the Prospectus and the General Disclosure Package.

(aa)The Company, the Mid-Tier Company, the Bank and the MHC will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of the Agent specified in Section 5 hereof.

(bb)The Company, the Mid-Tier Company and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(cc)The Company, the Mid-Tier Company and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

SECTION 4. PAYMENT OF EXPENSES. The Company, the Bank and the MHC jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA filing fees including the filing fees paid by the Agent referenced below, (ii) the cost of printing and distributing the materials used in the Offerings, (iii) the costs of Blue Sky qualification (including fees and expenses of Blue Sky counsel) of the Securities in the various states, (iv) the fees and expenses incurred in connection with obtaining the listing of the Securities and the Exchange Shares on the Nasdaq Stock Market, (v) all fees and disbursements of the Company’s, the Mid-Tier Company’s, the Bank’s and the MHC’s counsel, accountants and other advisors, and (vi) the establishment and operational expenses for the Stock Information Center (e.g. postage, telephones, supplies, temporary employees, etc.). In the event the Agent incurs any such fees and expenses on behalf of the Company, the Mid-Tier Company, the Bank or the MHC, the Company, the Mid-Tier Company, the Bank or the MHC will reimburse the

Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company, the Bank or the MHC without prior approval, which approval will not be unreasonably withheld.

The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with FINRA, and (ii) all reasonable documented out-of-pocket expenses up to $15,000 incurred by the Agent in connection with its services as marketing agent as described above including, without limitation, travel, meals, lodging, postage, syndication and documentation expenses, and up to $125,000, incurred by the Agent on legal fees and expenses. These expenses may be increased by an additional amount not to exceed $25,000 by mutual consent, including in the event of a material delay of the Offerings which would require an update of the financial information in tabular form to reflect a period later than set forth in the original filing of the Prospectus. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company, the Bank or the MHC of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. CONDITIONS OF AGENT’S OBLIGATIONS. The Company, the Bank, the MHC and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the Bank and the MHC herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the Mid-Tier Company, the Bank and the MHC made pursuant to the provisions hereof, to the performance by the Company, the Mid-Tier Company, the Bank and the MHC of their obligations hereunder, and to the following further conditions:

(a)No stop order suspending the effectiveness of the Registration Statement, including any post-effective amendment thereto, shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus, including any prospectus included in a post-effective amendment to the Registration Statement, shall have been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission or the FRB and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b)At the Closing Time, the Agent shall have received:

(1)The favorable opinion, dated as of the Closing Time, of Locke Lord LLP, counsel for the Company, the Mid-Tier Company, the Bank and the MHC, in form and substance satisfactory to counsel for the Agent, as attached hereto as Exhibit A.

(2)The favorable opinion, dated as of the Closing Time, of Silver, Freedman, Taff & Tiernan LLP, counsel for the Agent, as to such matters as the Agent may reasonably require.

(3)In addition to giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Locke Lord LLP and Silver, Freedman, Taff & Tiernan LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial, pro forma, appraisal or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial, pro forma, appraisal or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective, as of the date of the Prospectus or at the Closing Time, or (if applicable) that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving their opinions, Locke Lord LLP and Silver, Freedman, Taff & Tiernan LLP may rely as to matters of fact on certificates of officers and directors of the Ponce Parties and certificates of public officials. Silver, Freedman, Taff & Tiernan LLP may also rely on the opinion of Locke Lord LLP.

(c)At the Closing Time referred to in Section 2 hereof, the Company, the Mid-Tier Company, the Bank and the MHC shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable FRB Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Mid-Tier Company, the Bank or the MHC by the FRB or any other regulatory authority other than those which the FRB or any such other regulatory authority permit to be completed after the consummation of the Conversion.

(d)At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, the Mid-Tier Company, the Bank and the MHC and the Chief Financial Officer of the Company, the Mid-Tier Company, the Bank and the MHC, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) there shall have been no material transaction entered into by the Company, the Mid-Tier Company, the Bank or the MHC from the latest date as of which the financial condition of the Company, the Mid-Tier Company or the Bank, as set forth in the Registration Statement, the Prospectus and the General Disclosure Package other than transactions referred to or contemplated therein and transactions in the ordinary course of business consistent with past practice, (iii) none of the Company, the Mid-Tier Company, the Bank or the MHC shall have received from the FRB, the OCC or the FDIC any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or which would materially and adversely affect the business, financial condition, results of operations or prospects of the Company, the Mid-Tier Company the Bank or the MHC, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the Mid-Tier Company, the Bank and the MHC have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, the Mid-Tier Company, the Bank or the MHC, threatened by the Commission, (vii) no order suspending the FRB’s approval of the Holding Company Application and the Conversion Application or the transactions contemplated thereby has been issued and no proceedings for that purpose have been initiated or, to the knowledge of the Company, the Mid-Tier Company, the Bank or the MHC, threatened by the FRB and no person has sought to obtain regulatory or judicial review of the action of the FRB in approving the Plan in accordance with the FRB Regulations nor has any person sought to obtain regulatory or judicial review of the action of the FRB in approving the Conversion Application or the Holding Company Application, and (viii) no order suspending the Subscription and Community Offering or the Syndicated Offering or authorization for use of the Prospectus has been issued and no proceedings for that purpose have been initiated by the FRB.

(e)At the Closing Time, the Agent shall have received a certificate of the Chief Executive Officer of the Company, the Mid-Tier Company, the Bank and the MHC and the Chief Financial Officer of the Company, the Bank and the MHC, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement, the Prospectus and the General Disclosure Package; (ii) based on each of their knowledge, the Registration Statement, the Prospectus and the General Disclosure Package do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; (iii) based on each of their knowledge, the consolidated financial statements and other financial information included in the Registration Statement, the Prospectus and the General Disclosure Package fairly present the financial condition and results of operations of the Mid-Tier Company and the Bank as of and for the dates and periods covered by the Registration Statement and the Prospectus; (iv) they are responsible for establishing and maintaining disclosure controls and procedures; (v) they have designed such disclosure controls and procedures to ensure that material information relating to the Mid-Tier Company and the Bank is made known to them; (vi) they have evaluated the effectiveness of their disclosure controls and procedures; and (vii) they have disclosed to Mazars and the audit committee (A) all significant deficiencies in the design or operation of disclosure controls and procedures which are reasonably likely to adversely affect the Mid-Tier Company’s and the Bank’s ability to record, process, summarize, and report financial data, and have identified for the Mid-Tier Company’s and the Bank’s independent registered public accounting firm any material weaknesses in disclosure controls and procedures and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Mid-Tier Company’s and the Bank’s disclosure controls and procedures.

(f)As of the date hereof, the Agent shall have received from Mazars a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to the Company, the Mid-Tier Company, the Bank and the MHC within the meaning of the Code of Ethics of the AICPA, the Securities Act and the Securities Act Regulations and the FRB Regulations, they are registered with the PCAOB, and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Mazars set forth in detail in such letter, nothing has come to their attention which causes them to believe that, except as set forth in such letter, (A) the unaudited amounts of net interest income and net income set forth under “Selected Consolidated Financial and Other Data” or under “Recent Developments” in the Prospectus and the General Disclosure Package do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited consolidated financial statements included in the Registration Statement, the Prospectus and the General Disclosure Package, (B) at a specified date not more than five (5) business days prior to the date of this Agreement, there has been any change in the common stock or preferred stock, increase in advances with the Federal Home Loan Bank of New York or other long-term or short-term debt or any decreases in consolidated total assets, the allowance of loan losses, total loans, total deposits or stockholders’ equity of the Mid-Tier Company, in each case as compared with the amounts shown in the September 30, 2021 unaudited statements of financial condition presented under the “Recent Developments” caption in the Registration Statement or, (D) during the period from October 1, 2021 to a specified date not more than five (5) business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in consolidated interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Mid-Tier Company or increases in interest expense or the provision for loan losses, except in all instances for increases or decreases which the Registration Statement, the Prospectus and the General Disclosure Package disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are included in the Registration Statement, Prospectus and the

General Disclosure Package and that are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Mid-Tier Company, the Bank and the MHC identified in such letter.

(g)At the Closing Time, the Agent shall have received from Mazars a letter dated as of the Closing Time, to the effect that it reaffirms the statements made in the letters furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Time.

(h)The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Agent and the persons set forth on Exhibit C hereto, relating to sales and certain other dispositions of shares of Common Stock, Mid-Tier Company Common Stock or certain other securities, shall be delivered to the Agent on or before the date hereof and shall be in full force and effect at the Closing Time.

(i) At the Closing Time, the Securities and the Exchange Shares shall have been approved for listing on the Nasdaq Stock Market.

(j)At the Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its appraisal.

(k)At the Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Exchange Shares and the contribution of the Foundation Shares to the Foundation as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Exchange Shares and the contribution of the Foundation Shares to the Foundation as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(l)At any time prior to the Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on any of the NYSE MKT, the New York Stock Exchange or the Nasdaq shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York  authorities.

SECTION 6. INDEMNIFICATION.

(a)The Ponce Parties, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i)from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, related to or arising out of the Conversion or any action taken by the Agent where acting as agent of the Ponce Parties or otherwise as described in Section 2 hereof;

(ii)from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, based upon or arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, the Members’ Proxy Statement, the Shareholders’ Proxy Statement or any amendment or supplement thereto (including any post-effective amendment) or any document, advertisement, oral statement or communication, or supplemental sales material (including the supplemental sales material filed as an exhibit to the Registration Statement)  (“Sales Information”) prepared, made or executed by or on behalf of the Ponce Parties with its consent and based upon written or oral information furnished by or on behalf of the Ponce Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or the Foundation Shares or to claim an exemption therefrom under the securities laws thereof, (B) the omission or alleged omission to state a material fact required to be stated in the Registration, the Prospectus, the General Disclosure Package or Sales Information or necessary to make the statements therein not misleading or (C) any omission or alleged omission from the Prospectus, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, the Members’ Proxy Statement, the Shareholders’ Proxy Statement or Sales Information to state therein a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(iii)from and against any and all loss, liability, claim, judgment, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the Mid-Tier Company, the Bank or the MHC, which consent shall not be unreasonably withheld; and

(iv)from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, judgment, damage or expense that (i) arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with the written information furnished to the Company by the Agent expressly for use therein, provided that the Ponce Parties hereby acknowledge and agree that the only information that the Agent has furnished to the Company consists solely of the information set forth in the first sentence in the third paragraph of the section “The Conversion and Offering-Plan of Distribution; and Marketing Arrangements”, the third sentence of the second paragraph of the section “The Conversion and Offering-Syndicated Offering” and the first and second sentences of the second paragraph of the section “The Conversion and Offering - Stock Information Center Management” in the Prospectus (the “Agent Information”), or (ii) is finally judicially determined by a court of competent jurisdiction to be primarily attributable to the gross negligence, willful misconduct or bad faith of the Agent arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement. To the extent required by law, the indemnification provided for in this paragraph (a) shall be subject to and limited by Section 23A of the Federal Reserve Act, as amended.

(b)The Agent agrees to indemnify and hold harmless the Ponce Parties, their directors or each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, judgment, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c)Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. If any such action shall be brought or asserted against an indemnified party and such indemnified party shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to such indemnified party that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. An indemnifying party may participate at its own expense in the defense of any such action. The indemnifying party shall not be liable for the fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from such indemnifying party’s own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding anything to the contrary in this Section 6, the indemnifying party shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which indemnity could have been sought hereunder by such indemnified party unless (i) such settlement includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such action and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)The Ponce Parties also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Mid-Tier Company and its security holders, the MHC and its members or the Bank’s, the Company’s, the Mid-Tier Company’s or the MHC’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(e)In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees, affiliates or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Ponce Parties, the Agent or any of its affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Ponce Parties jointly and severally agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

(f)Notwithstanding any other provision set forth in this Section 6, in no event shall any payment made by the Company, the Mid-Tier Company, the MHC or the Bank pursuant to this Section 6 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms or is insufficient in respect of any losses, liabilities, claims, judgments, damages or expenses referred to therein, the Company, the Mid-Tier Company, the Bank, the MHC and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Mid-Tier Company, the Bank or the MHC and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the Mid-Tier Company, the Bank and the MHC are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the Mid-Tier Company, the Bank and the MHC on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the Mid-Tier Company, the Bank and the MHC on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and its respective partners, directors, officers, employees, affiliates and agents shall have the same rights to contribution as the Agent, and each director of the Company, the Mid-Tier Company, the Bank and the MHC, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Mid-Tier Company, the Bank or the MHC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Mid-Tier Company, the Bank and the MHC. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the Mid-Tier Company, the Bank or the MHC submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities and the Exchange Shares.

SECTION 9. TERMINATION OF AGREEMENT

(a)The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq, the NYSE MKT or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company, the Bank or the MHC or the prospective market for the Company’s Securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent’s good faith opinion, the aggregate price for the Securities established by the Appraiser is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated on or prior to March 31, 2022.

(b)If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to 1475 Peachtree St NE, Suite 800, Atlanta, GA 30309, attention of Greg Gersack, Manager and Director, Head of Equity Capital Markets with a copy to Dave Muchnikoff at Silver, Freedman, Taff & Tiernan LLP, 3299 K Street, N.W., Suite 100, Washington, D.C. 20007; notices to the Company, the Mid-Tier Company, the Bank and the MHC shall be directed to any of them at 2244 Westchester Avenue, Bronx, New York 10462, Attention: Carlos P. Naudon, President and CEO, with a copy to Douglas P. Faucette, Locke Lord LLP, 701 8th Street, N.W., Suite 500, Washington, DC 20001.

SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Mid-Tier Company, the Bank and the MHC and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Mid-Tier Company, the Bank and the MHC and their respective successors and the controlling persons and the partners, officers, directors, trustees, employees affiliates and agents referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Mid-Tier Company, the Bank and the MHC and their respective successors, and said controlling persons, partners, officers, directors and trustees and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except as specifically set forth in the engagement letter dated May 13, 2021, by and between Janney and the Mid-Tier Company. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto. This Agreement may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument. Delivery of an executed counterpart by facsimile, pdf or other electronic means shall be equally effective as delivery of a manually executed counterpart of this Agreement.

SECTION 13. GOVERNING LAW AND TIME. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

SECTION 14. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. HEADINGS. Section headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

[The next page is the signature page]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the Mid-Tier Company, the Bank and the MHC on the other in accordance with its terms.

Very truly yours,

ponce financial group, inc.

By:

Carlos P. Naudon

President and Chief Executive Officer

pdl community bancorp

By:

Carlos P. Naudon

President and Chief Executive Officer

ponce bank

By:

Carlos P. Naudon

President and Chief Executive Officer

ponce bank mutual holding company

By:

Steven A. Tsavaris

Chairman and Chief Executive Officer

CONFIRMED AND ACCEPTED

As of date first above written:

Janney Montgomery Scott LLC

By:

Name:Greg Gersack

Title: Manager and Director, Head of Equity

Capital Markets

EXHIBIT A TO AGENCY AGREEMENT

FORM OF OPINION OF LOCKE LORD LLP

To be provided

A-1

EXHIBIT B TO AGENCY AGREEMENT

FORM OF LOCK-UP LETTER

November   , 2021]

Janney Montgomery Scott LLC

1475 Peachtree St NE,

Suite 800,

Atlanta, GA 30309

Re:Proposed Public Offering by Ponce Financial Group, Inc

The undersigned understands that Janney Montgomery Scott LLC (“Janney”), proposes to enter into an Agency Agreement (“Agency Agreement”) with Ponce Financial Group, Inc., a newly formed Maryland corporation (the “Company”), PDL Community Bancorp, a federal corporation and “mid-tier” holding company (the “Mid-Tier Company”), Ponce Bank Mutual Holding Company, a federally-chartered mutual holding company (the “MHC”), and Ponce Bank, a federally-chartered stock savings bank (the “Bank”), providing for the offer and sale in a subscription offering, and, if applicable, a community offering or syndicated  offering (collectively, the “Offering”) of up to of up to 13,886,250 shares of the Company’s common stock, par value $0.01 per share (the “Stock”).

In recognition of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Janney that, during the period beginning on the date of the final prospectus relating to the subscription offering and ending 90 days after the Closing Time (as such term is defined in the Agency Agreement) (the “Restricted Period”), the undersigned will not, without the prior written consent of Janney, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Stock, the common stock of the Mid-Tier Company (“Mid-Tier Stock”) or any securities convertible into or exchangeable or exercisable for Stock or Mid-Tier Stock, whether now owned or hereafter acquired, including any Exchange Shares (as defined in the Agency Agreement), by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Stock or Mid-Tier Stock, whether any such swap or transaction is to be settled by delivery of Stock, Mid-Tier Stock or other securities, in cash or otherwise or (iii) publicly announce an intention to do any of the foregoing. If either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs. The Company shall promptly notify Janney of any earnings releases, news or events that may give rise to an extension of the Restricted Period.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Stock and Mid-Tier Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree in writing to be bound by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in writing to Janney, (iv) pursuant to the exercise, other than a cashless exercise through a broker, by the undersigned of stock options that have been granted by the Mid-Tier Company prior to, and are outstanding as of, the date of the Agency Agreement, where the Stock or Mid-Tier Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (v) the withholding of Stock or Mid-Tier Stock to satisfy tax withholding obligations upon the vesting of restricted stock, (vi) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that the transferee agrees in writing to be bound by the restrictions set forth herein, (vii) pursuant to a domestic order or a negotiated divorce settlement, provided that the transferee agrees in writing to be bound by the restrictions set forth herein, or (viii) with the prior written consent of Janney. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s and the Mid-Tier Company’s transfer agent and registrar against the transfer of the undersigned’s Stock or Mid-Tier Stock, to the extent applicable, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

In addition, the undersigned agrees that, without the prior written consent of Janney, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Stock or Mid-Tier Stock or any security convertible into or exercisable or exchangeable for Stock or Mid-Tier Stock.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned understands that the Company and Janney are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned. The undersigned further understands and acknowledges that any waiver of the provisions of this Lock-Up Agreement by Janney may require prior public disclosure in advance of the effectiveness of such waiver.

The undersigned understands that, if the Agency Agreement is not entered into or does not become effective, or if the Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[The next page is the signature page]

[SIGNATURE PAGE – LOCK-UP AGREEMENT]

Very truly yours,

Signature:

Print Name:

EXHIBIT C TO AGENCY AGREEMENT

OFFICERS AND DIRECTORS OF THE PONCE PARTIES

Maria Alvarez
Julio Gurman
Carlos P. Naudon
William Feldman
Steven A. Tsavaris
James C. Demetriou
Nick R. Lugo

Frank Perez

C-1